UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2012

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 13, 2012, TNP Strategic Retail Trust, Inc. (the “Company”) distributed a press release announcing the completion of the acquisition of the Shops at Turkey Creek. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. See Item 8.01 below for more information on the acquisition of the Shops at Turkey Creek.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

On March 12, 2012, the Company acquired a fee simple interest in a multitenant retail center located in Knoxville, Tennessee, commonly known as the Shops at Turkey Creek (the “Turkey Creek Property”) in an UPREIT transaction with the Company’s operating partnership, TNP Strategic Retail Operating Partnership, L.P. (the “Operating Partnership”), for an aggregate purchase price of $4,300,000 excluding closing costs. The Operating Partnership financed the purchase price for the Turkey Creek Property through the issuance of 144,324 limited partnership units of the Operating Partnership to the sellers of the Turkey Creek Property and borrowings under the Company’s revolving credit facility with KeyBank National Association.

The Turkey Creek Property is a 16,300 square foot retail center completed in 2004. As of the closing date of the acquisition of the Turkey Creek Property, the property was 100% leased by Turkey Creek Wine & Spirits, Connors Steak & Seafood and Connors Concepts Corporate Office.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated March 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: March 13, 2012	By:	/s/ James Wolford
James Wolford
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated March 13, 2012